                                                                     EXHIBIT 4.3

--------------------------------------------------------------------------------


                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                       AND

                   SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT

                                  BY AND AMONG

                              SATELLINK PAGING INC.

                                       AND

                   THE SEVERAL PURCHASERS AND SECURITYHOLDERS

                       NAMED ON THE SIGNATURE PAGES HEREOF

                          Dated as of ________ __, 1990


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1.     THE SERIES A SHARES .....................................

     1.1       Issuance, Sale, and Delivery of
                    the Series A Shares ................................

     1.2       Closing .................................................

SECTION 2.     REPRESENTATIONS AND WARRANTIES
                    OF THE COMPANY .....................................

     2.1       Organization, Standing, and Qualifications ..............
     2.2       Subsidiaries and other Equity Interests .................
     2.3       Authorization of Agreements, Etc. .......................
     2.4       Compliance with Other Instruments .......................
     2.5       Authorized Capital Stock ................................
     2.6       Litigation; Compliance with Law .........................
     2.7       Proprietary Information of Third Parties ................
     2.8       Title to Properties .....................................
     2.9       Leasehold Interests .....................................
     2.10      Loans and Advances ......................................
     2.11      Governmental Approvals ..................................
     2.12      Brokers .................................................
     2.13      Transactions With Affiliates ............................
     2.14      Financial Statements ....................................
     2.15      Disclosure ..............................................

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF
                    THE PURCHASERS .....................................

     3.1       Representations and Warranties by Purchaser .............
     3.2       Legends .................................................

SECTION 4.     CONDITIONS TO THE OBLIGATIONS OF
                    THE PURCHASERS .....................................

SECTION 5.     CONDITIONS TO THE OBLIGATIONS OF
                    THE COMPANY ........................................

SECTION 6.     COVENANTS OF THE COMPANY ................................

     6.1       Financial and Technical Information .....................
     6.2       Reserve for Conversion Shares ...........................

SECTION 7.     AMENDMENT TO STOCKHOLDERS AGREEMENT .....................

     7.1       Acknowledgement .........................................
     7.2       Amendments ..............................................

SECTION 8.     MISCELLANEOUS ...........................................

     8.1       Expenses ................................................
     8.2       Survival Agreements .....................................
     8.3       Finder's Fees ...........................................
     8.4       Parties in Interest .....................................
     8.5       Notices .................................................
     8.6       Governing Law ...........................................
     8.7       Entire Agreement ........................................
     8.8       Counterparts ............................................
     8.9       Amendments and Waivers ..................................
     8.10      Severability ............................................
     8.11      Titles and Subtitles ....................................

                               TABLE OF SCHEDULES

SCHEDULE I          Schedule of Purchasers
SCHEDULE II         Schedule of Exceptions
SCHEDULE III        Investor Certification

                               TABLE OF EXHIBITS

EXHIBIT A           Articles of Amendment

                            TABLE OF DEFINED TERMS

TERM                                              DEFINED IN SECTION

Agreement                                              Preamble
Class A Common Stock                                   Recitals
Class B Common Stock                                   2.5
Closing                                                1.2
Closing Date                                           1.2
Common Stock                                           2.5
Company                                                Preamble
Conversion Shares                                      2.3
Financial Statements                                   2.14
Preferred Stock                                        2.5
Purchased Securities                                   3.1
Purchasers                                             Preamble
Securities Act                                         2.11
Securityholder                                         Preamble
Series A Shares                                        Recitals
Stockholders Agreement                                 Recitals

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                       AND

                  SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT


      THIS AGREEMENT (the "Agreement") is entered into as of ________ __, 1990 by and among SATELLINK PAGING INC., a Georgia corporation (the "Company"), the several purchasers named on the signature pages hereof (individually a "Purchaser" and collectively the "Purchasers"), and the several securityholders of the Company (who are not purchasers) also named on the signature pages hereof (individually a "Securityholder" and collectively the "Securityholders"). The Securityholders are made parties to this Agreement with respect to the provisions of Section 5 hereof only and shall not be entitled to the benefits of any other provisions hereof.

                                W I T N E S E T H

      WHEREAS, the Company wishes to issue and sell to the Purchasers up to an aggregate of 7,500 shares of its preferred stock, $.01 par value, designated as "Series A Convertible Preferred Stock" (the "Series A Shares"); and

      WHEREAS, the Purchasers, severally and not jointly, wish to purchase the Series A Shares on the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the Company, certain of the Purchasers and the Securityholders are also parties to the Stockholders Agreement dated as of August 1, 1988, as amended by Debenture Purchase Agreement and Amendment to Stockholders Agreement dated as of July 25, 1989 (such Stockholders Agreement, as amended, is hereinafter referred to as the "Stockholders Agreement"), to make all of the Purchasers, the Series A Shares and the shares of Class A common stock, $.01 par value (the "Class A Common Stock") into which the Series A Shares are convertible, subject to the Stockholders Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                   SECTION 1.

                               THE SERIES A SHARES

      1.1 Issuance, Sale, and Delivery of the Series A Shares. The Company has authorized the sale and issuance of the Series A Shares to the Purchasers in accordance with the terms of this

Agreement. The Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Series A Shares set forth opposite the name of such Purchaser under the heading "Number of Series A Shares Purchased" on Schedule I, at a price of $100.00 per Series A Share.

      1.2 Closing. The closing of the purchase and sale of the Series A Shares shall take place at the offices of Powell, Goldstein, Frazer & Murphy, Suite 1050, 400 Perimeter Center Terrace, Atlanta, Georgia, 30346 at 10:00 a.m., Eastern Standard time, on _______ __, 1990, or at such other location, date, and time as may be fixed by mutual agreement between the Purchasers and the company (such closing being the "Closing" and the date the Closing actually occurs being the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a certificate evidencing the number of Series A Shares set forth adjacent to such Purchaser's name on Schedule I under the caption "Number of Shares Purchased" in definitive form, registered in the name of such Purchaser, against delivery by each Purchaser of the purchase consideration set forth adjacent to such Purchaser's name on Schedule I under the caption "Purchase Consideration," payable in such form and on such terms as described under such caption.

                                   SECTION 2.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to each Purchaser that, except as otherwise set forth in the Schedule of Exceptions attached hereto as Schedule II (which Schedule of Exceptions makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply):

      2.1 Organization, Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and is duly qualified to transact business as a foreign corporation and is in good standing in each state in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such qualification. The Company has the requisite corporate power and authority to own, lease, and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

      2.2 subsidiaries and Other Equity Interests. The Company does not (i) own of record or beneficially, directly, or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any corporation, or (B) any participating interest in any partnership, joint venture, or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

      2.3 Authorization of Agreements, Etc. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the sale and issuance of the Series A Shares, the issuance of the Class A Common Stock issuable upon conversion of the Series A Shares (the "Conversion Shares"), and the execution, delivery, and performance by the Company of this Agreement has been duly and validly taken. This Agreement is the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforcement may limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and to the exercise of judicial discretion in accordance with general equitable principles.

      2.4 Compliance With Other Instruments. The Company is not in violation of or default under any provision of its Articles of Incorporation, as amended, or Bylaws, or any provision of any indenture, contract, agreement, mortgage, deed of trust, loan, commitment, judgment, decree, order, or obligation to which it is a party or by which any of its properties or assets are bound, except for violations or defaults which, individually or in the aggregate, do not and will not have a material adverse effect on the operations, business or financial condition of the Company. The execution and delivery by the Company of this Agreement and the other documents and instruments contemplated hereby, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale, and delivery of the Series A Shares and the Conversion Shares will not result in any such violation, conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such provision, require any consent or waiver under any such provision, or result in the creation or imposition of any lien, charge, restriction, claim, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

      2.5 Authorized Capital Stock. The authorized capital stock of the Company will, immediately prior to the Closing, consist of 50,000 shares of Class A Common Stock, of which 27,970.54 shares are validly issued and outstanding, fully paid and nonassessable, 20,000 shares of Class B common stock, $.0l par value ("Class B Common Stock"), of which 2,821.32 shares are validly issued and outstanding, fully paid and nonassessable (the Class A Common Stock and the Class B Common Stock hereinafter sometimes referred to as the "Common Stock"), and 30,000 shares of preferred stock, $.01 par value ("Preferred Stock") (including 7,500 shares of Preferred Stock designated as Series A Shares), none of which are issued and outstanding. The Conversion Shares have been duly and validly reserved for issuance upon conversion of the Series A Shares and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable, and will be free of any liens or encumbrances created, or imposed, by operation of law or otherwise, upon such shares, by the Company except for certain restrictions on transfer under state and/or federal securities laws as set forth herein or otherwise required by such laws at the time a transfer is proposed. The designations, powers, preferences, rights, qualifications, and limitations of the Series A Shares are as set forth in the Company's Articles of Amendment, in substantially the form of Exhibit A hereto. There are no outstanding rights, plans, options, warrants, conversion rights, or agreements for the purchase or acquisition from the Company of any shares of the capital stock of the Company, except that up to 5,650.01 shares of Class A Common Stock have been reserved for issuance upon conversion of the Company's outstanding 10% Convertible Debentures due June 30, 1992. Neither the issuance, sale, or delivery of the Series A Shares nor the issuance or delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been waived.

      2.6 Litigation; Compliance with Law. There is no (i) action, suit, claim, proceeding, or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company, at law or in equity, by or before any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to the Company pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to the best of the Company's knowledge, threatened against or affecting the Company (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), and there is no basis known to the Company for any of the foregoing. The Company is not subject to any order, writ, injunction, or decree known to or served upon the Company of any court or of any Federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. The Company is, to the best of its knowledge, in material compliance with all laws, rules, regulations, and orders applicable to the Company's business. There is no existing law, rule, regulation, or order nor is the Company aware of any proposed law, rule, regulation, or order, whether Federal or state, which would prohibit or restrict the Company from, or otherwise materially adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business or in which it proposes to conduct business.

      2.7 Title to Properties. The Company has good and marketable title to all the tangible properties and assets owned by it, free and clear of all mortgages, pledges, security interests, liens, charges, claims, restrictions, and other encumbrances, except liens for current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company. The Company owns or leases all tangible properties and assets necessary to the operation of its business as now conducted.

      2.8 Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

      2.9 Loans and Advances. Except as reflected in the Financial Statements (as hereinafter defined), the Company does not have any outstanding loans or advances to any person and is not obligated to make any such loans or advances, except for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in - -connection with performance of services for the Company.

      2.10 Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Section 3 hereof, no registration, qualification, or filing with, or consent or approval of or other action by, any Federal, state, or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery, and performance by the Company of this Agreement, the offer, issuance, sale, and delivery of the Series A Shares, the issuance and delivery of the Conversion Shares, or the consummation of any other transaction contemplated hereby, other than filings pursuant to state securities laws (all of which filings have been made or will be made within the applicable time frame for such filings) in connection with the offer and sale of the Series A Shares, and the filing of a notice under Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

      2.11 Brokers. The Company has no contract, arrangement, or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

      2.12 Financial Statements. The Company's financial statements (consisting of an unaudited balance sheet and unaudited statements of operations, stockholders' deficiency, and cash flows) for the period from __________, 19__ (inception) to __________, 19__ (together the "Financial Statements") have been furnished to Purchasers. The Financial Statements are true, correct, and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied, are in accordance with the books and records of the Company, and present fairly the financial position of the Company as of the dates, and for the periods indicated, with the unaudited financial statements being subject to normal year-end audit adjustments.

      2.13 Disclosure. Neither this Agreement nor any Schedule or Exhibit hereto contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates, or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading. There is no material fact which the Company has not disclosed to the Purchasers and of which the Company is aware which materially and adversely affects or could materially and adversely affect the business, prospects, financial condition, operations, property, or affairs of the Company.

                                   SECTION 3.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      3.1 Representations and Warranties by Purchasers. Each Purchaser acknowledges that the Series A Shares and the Conversion Shares (the "Purchased Securities") have not been registered under the Securities Act, and are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the representations of the

Purchasers contained herein. Each Purchaser represents and warrants to the Company, severally and not jointly, and only as to itself that:

            (a) The Purchased Securities are being acquired for Purchaser's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or the securities laws of any other state applicable to Purchaser.

            (b) During the negotiation of the transactions contemplated hereby, Purchaser and its representatives have been afforded full and free access to corporate books, records, contracts, documents, and other information concerning the Company and to offices and facilities of the Company, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein.

            (c) Purchaser and Purchaser's representatives have been solely responsible for Purchaser's own "due diligence" investigation of the Company and the Company's management and business, for Purchaser's own analysis of the merits and risks of this investment, and for Purchaser's own analysis of the fairness and desirability of the terms of the investment. In taking any. action or performing any role relative to the arranging of the proposed investment, Purchaser has acted solely in Purchaser's own interest and not as an agent of the Company. Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the purchase of the Purchased Securities pursuant to the terms of this Agreement and of protecting Purchaser's interests in connection therewith.

            (d) Purchaser is able to bear the economic risk of the purchase of the Purchased Securities pursuant to the terms of this Agreement, including a complete loss of Purchaser's investment in the Purchased Securities.

            (e) Purchaser acknowledges that (i) the Purchased Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act,
(ii) the Purchased Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities

Act or is exempt from such registration, (iii) the Purchased Securities will bear legends to such effect, (iv) the Company will make a notation on its transfer books to such effect, and (v) the Company is under no obligation to register any of the Purchased Securities under the Securities Act or any state securities laws.

            (f) Purchaser has furnished the Company with an Investor Certification in substantially the form of Schedule III hereto and the information set forth thereon with respect to Purchaser's organization and its principal office or its principal residence, as the case may be, and Purchaser's status as an accredited investor is true and correct.

            (g) Purchaser has the full right, power, authority, and capacity to enter into and perform Purchaser's obligations under this Agreement, and this Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and rules or laws concerning equitable remedies.

            (h) Purchaser knows of no public solicitations or advertisements in connection with the offer and sale of the Purchased Securities.

      3.2 Legends. Purchaser acknowledges that each certificate representing the Purchased Securities may be endorsed with the legend required by Section 6 of the Stockholders Agreement and the following legend and Purchaser shall not make any transfer of the Purchased Securities without first complying with the restrictions on transfer described in such legends:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR SUCH APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH APPLICABLE STATE SECURITIES LAWS.

Purchaser agrees that the Company may also endorse any other legends required by applicable state securities laws.

The Company need not register a transfer of the Purchased Securities, and may also instruct its transfer agent not to register the transfer of the Purchased Securities, unless the conditions specified in the foregoing legends are satisfied.

                                   SECTION 4.

                          CONDITIONS TO THE OBLIGATIONS
                                OF THE PURCHASERS

      The obligation of each Purchaser to purchase the Series A Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction or waiver on or before the Closing Date of the following conditions:

            (a) Representations and Warranties to be True and Correct. The representations and warranties contained in Section 2 hereof shall be true, complete, and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            (b) Performance. The Company shall have performed and complied with all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

            (c) Consents and Waivers. The Company shall have obtained any and all consents, permits, and waivers and made all filings necessary or appropriate for the consummation of the transactions contemplated hereby.

            (d) Supporting Documents. The Purchasers shall have received copies of the following documents:

                  (i) (A) the Articles of Incorporation of the Company, as amended, certified as of a recent date by the Secretary of State of the State of Georgia, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company, and listing all documents of the Company on file with said Secretary;

                  (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date certifying: (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and/or the stockholders of the Company authorizing the execution, delivery, and performance of this Agreement, the issuance, sale, and delivery of the Series A Shares and the reservation, issuance and delivery of the Conversion Shares and that all such resolutions are in full force and effect, and are all the resolutions adopted in connection with the foregoing agreements and the transactions contemplated thereby; (C) that the Articles of Incorporation have not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and
(D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

                  (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers reasonably may request.

            (e) Compliance Certificate. On the Closing Date, the Company shall have delivered to Purchasers a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b) and (c) of this Section 4.

            (f) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents relating to such transactions shall be satisfactory in form and substance to the Purchasers, and the Purchasers have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

                                   SECTION 5.

                          CONDITIONS TO THE OBLIGATIONS
                                 OF THE COMPANY

      The obligation of the Company to issue and sell the Series A Shares to the Purchasers on the Closing Date is, at its option, subject to the satisfaction or waiver, on or before the Closing Date, of the following conditions:

            (a) Representations and Warranties to be True and Correct. All representations and warranties of the Purchasers, and each of them, contained in
Section 3 hereof shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

            (b) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Purchasers in connection with the transactions contemplated hereby, and all documents incidental thereto, shall be satisfactory in form and substance to the Company.

                                   SECTION 6.

                        RESERVATION OF CONVERSION SHARES

      The Company covenants and agrees with each of the Purchasers that, unless waived in accordance with Section 9.9 hereof, so long as any of the Series A Shares or Conversion Shares is outstanding the Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, for the purpose of effecting the conversion of the Series A Shares and otherwise complying with the terms of this Agreement. If at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of the Series A Shares or otherwise fail to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                                   SECTION 7.

                       AMENDMENT TO STOCKHOLDERS AGREEMENT

      7.1 Acknowledgement. All of the parties hereto acknowledge and agree that the preemptive rights accorded to the Stockholders (as defined in the Stockholders Agreement) pursuant to Section 4 of the Stockholders Agreement are not applicable to the sale of Series A Shares or the issuance of Class A Common Stock of the Company upon conversion thereof, inasmuch as the minimum conversion price under the Series A Shares is greater than $66.227 per share. [Nevertheless, it is hereby acknowledged that Series A Shares have been initially offered to the Stockholders in proportion to their respective percentage equity interest in the Company.]

      7.2 Amendments. The Stockholders Agreement is hereby amended as follows:

            (a) Each of the Series A Shares purchased or to be purchased pursuant hereto is hereby made subject to all of the options and restrictions set forth in Section 1 of the Stockholders Agreement.

            [(b) In the event any option referred to in Section 1 of the Stockholders Agreement shall become exercisable with respect to any Series A Shares, the price payable by the Company or the purchasing Stockholders, as the case may be, for such Series A Shares shall be $100.00 plus accrued and unpaid dividends thereon and the amount of the cumulative liquidation preference to the date of payment; and such price is expressly agreed to be applicable even in the case of a proposed third-party sale as described in Section 1(a)(ii) of the Stockholders Agreement. Because there is no need to determine the option price of a Series A Share by appraisal, it is hereby acknowledged and agreed that the periods for exercise of the options provided in Section 1 of the Stockholders Agreement in the case of Series A Shares shall be 30 days for the Company's initial repurchase option, followed by an additional 30 days for the options of the other Stockholders, if applicable. All such periods shall begin on their respective dates as provided in the Stockholders Agreement, and, in the case of a Purchaser's death, shall be subject to tolling as provided in the Stockholders Agreement pending the appointment of the deceased Purchaser's personal representative.]

            (c) Once any option described in Section 1 of the Stockholders Agreement becomes applicable to any Series A Shares, the holder's right to convert such Series A Shares shall be suspended until either the option has been exercised and the Series A Shares have been purchased thereunder, or all option periods described in the Stockholders Agreement have expired without exercise of any applicable option. Upon the exercise of such an option and the purchase of such Series A Shares, or upon the expiration of all applicable option periods, any conversion rights then applicable to such Series A Shares shall again be exercisable by the then holder of such Series A Shares.

            (d) In addition to the restrictions and conditions set forth in the Stockholders Agreement, it is further agreed that a Purchaser may transfer any Series A Shares (or any Conversion Shares) to a third party if and only if, prior to the consummation of any such transfer, in addition to complying with any applicable warranties contained in Section 3 hereof, the transferring Purchaser shall obtain the written agreement of such transferee that the transferee will be bound by, and the Series A Shares or Conversion Shares transferred will be subject to, this Agreement and the Stockholders Agreement. Such written agreement shall be attached as an addendum to this Agreement and the Stockholders Agreement and shall thereby be incorporated as a part of this Agreement and the Stockholders Agreement, whereupon such transferee shall have adopted this Agreement and the Stockholders Agreement, and thereafter shall be a party hereto and thereto, and the term "Stockholder" as used in the Stockholders Agreement shall thereafter mean and include such transferee. The Company shall not give effect on its books to any transfer or purported transfer of Series A Shares or Conversion Shares held or owned by a Purchaser to any person unless each and all of the conditions hereof affecting such transfer shall have been satisfied.

                                   SECTION 8.

                                  MISCELLANEOUS

      8.1 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.

      8.2 Survival of Agreements. All covenants, agreements, representations, and warranties made herein or in any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, and the Closing of the transactions contemplated hereby.

      8.3 Finder's Fees.

            (a) The Company (i) represents and warrants that it has retained no finder or broker, in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

            (b) Each Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser, or any of Purchaser's employees or representatives, is responsible.

      8.4 Parties in Interest. All representations, covenants, and agreements contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants, and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of the Series A Shares or Conversion Shares.

      8.5 Notices. Every notice or other communication required or contemplated by this Agreement by any party shall be delivered either by (a) personal delivery, (b) postage prepaid return receipt requested certified mail (airmail if available), or the equivalent of certified mail under the laws of the country where mailed, (c) facsimile transmission or (d) "tested" telex (a telex for which the proper answer back has been received) addressed to the party for whom intended as follows:

      If to a Securityholder, at the address of such Securityholder set forth in the Stockholders Agreement.

      If to a Purchaser, at the address of such Purchaser set forth in Schedule I hereof.

      If to the Company, at Satellink Paging Inc., 12 Perimeter Center East, Suite 1200, Atlanta, Georgia, Attn: Marc A. Comeaux, President, Telecopier:
(404) 698-9025; with a copy (which shall not constitute notice) to: Sidney J. Nurkin, Esq., Powell, Goldstein, Frazer & Murphy, 400 Perimeter Center Terrace, Suite 1050, Atlanta, Georgia, 30346, Telecopier: (404) 399-2879.

or at such other address as the intended recipient previously shall have designated by written notice to the other parties. Notice by certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent. All notices and other communications required or contemplated by this Agreement delivered in person or sent by facsimile transmission or "tested" telex shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery or on the date sent, respectively. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

      8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

      8.7 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire agreement of the parties with respect to the subject matter hereof and thereof.

No representations or statements of any kind made be any representative of either party which are not stated herein shall be binding. No course of dealing or usage of trade or course of performance shall be relevant to explain or supplement any term expressed in this Agreement.

      8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.9 Amendments and Waivers. Neither this Agreement nor any provision hereof may be changed, waived, discharged, or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except that parties may be added to this Agreement as provided in Section 6.02(d) hereof by written instrument executed by the party to be added to this Agreement as provided in that Section.

      8.10 Severability. If any provision of this Agreement shall be declared void or unenforceable by any judicial or administrative authority, to the extent possible, it shall be construed in such manner as to be valid, legal, and enforceable but so as to most nearly retain the intent of the parties and, if such construction is not possible, such provision shall be severed from this Agreement, and in either case, the validity and enforceability of any other provision and of the entire Agreement shall not be affected thereby.

      8.11 Titles and Subtitles. The title and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                   SATELLINK PAGING INC.


     (Corporate Seal)              By:  ______________________________
                                        Marc A. Comeaux, President


Attest:


______________________________
Secretary

                       [Signatures Continued on Next Page]

                   [Signatures Continued From Preceding Page]

                                   PURCHASERS:


                                   ______________________________

                                   ______________________________


                                   NON-PURCHASER
                                   SECURITYHOLDERS:


                                   ______________________________

                                   ______________________________

                                   ______________________________

                                   SCHEDULE I

                                       TO

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                 AND SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT
                           dated _______________, 1990


                             Schedule of Purchasers


     Purchaser Name             Number of Shares           Purchase
       and Address                 Purchased             Consideration
       -----------                 ---------             -------------

Marc A. Comeaux                  _____________        Cancellation of
Satellink Paging Inc.                                 demand promissory
12 Perimeter Center East                              note in the principal
Suite 1200                                            amount of $__________
Atlanta, GA 30346                                     (accrued interest to
                                                      Closing Date: $____)

Jerry W. Mayfield                _____________        Cancellation of
Satellink Paging Inc.                                 demand promissory
12 Perimeter Center East                              note in the principal
Suite 1200                                            amount of $__________
Atlanta, GA 30346                                     (accrued interest to
                                                      Closing Date: $____)

Totals                           _____________              _____________
                                                            $
                                 =============              =============


            Schedule I to Series A Preferred Stock Purchase Agreement
                 and Second Amendment to Stockholders Agreement

                                   SCHEDULE II

                                       TO

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                 AND SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT
                             dated ___________, 1990


                             Schedule of Exceptions


Affected
Section                       Description of Exception or Qualification
--------                      -----------------------------------------

2.8                           [CUE and Stephens Security Interests]


           Schedule II to Series A Preferred Stock Purchase Agreement and Second Amendment to Stockholders Agreement

                                  SCHEDULE III

                                       TO

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                 AND SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT
                             dated __________, 1990


                             Investor Certification


ALL INFORMATION FURNISHED IS FOR THE SOLE USE OF SATELLINK PAGING INC. (THE "COMPANY") AND ITS COUNSEL AND WILL BE HELD IN CONFIDENCE BY THE COMPANY AND ITS COUNSEL, EXCEPT THAT THIS QUESTIONNAIRE MAY BE FURNISHED TO SUCH PARTIES AS THE COMPANY AND COUNSEL DEEM NECESSARY TO ESTABLISH COMPLIANCE WITH FEDERAL OR STATE SECURITIES LAWS OR TO THE EXTENT REQUIRED BY LAW. CAPITALIZED TERMS NOT DEFINED HEREIN HAVE THE MEANINGS ASCRIBED IN THE SERIES A PREFERRED STOCK PURCHASE AGREEMENT AND SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT DATED ____________, 1990.

The Series A Shares being offered by the Company are not registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon certain exemptions from registration provided by the Act. One of the exemptions being relied upon is provided by Regulation D of the Securities and Exchange Commission. Regulation D requires, among other things, that prior to making a sale of any shares of Series A Shares, the Company must have reasonable grounds to believe, and shall believe after reasonable inquiry, that the offeree is an "accredited investor" (as defined). The Company intends to limit the purchase of the Series A Shares to accredited investors [AND UP TO 35 NON-ACCREDITED INVESTORS?]. In order to obtain the facts needed to determine whether the Company may accept a purchaser's investment, it is necessary for the purchaser (the "Purchaser") to complete this Investor Certification. The form should be signed, dated, and forwarded to the Company.

                            * * * * * * * * * * * *


           Schedule III to Series A Preferred Stock Purchase Agreement and Second Amendment to Stockholders Agreement

                                      III-1

              Answer all questions.  Write "N/A" if not applicable.

                            * * * * * * * * * * * *

A. PLEASE PROVIDE THE FOLLOWING INFORMATION.

1.    (a)   Name of Purchaser:

            ____________________________________________________________________

      (b) If Purchaser is a corporation, partnership, trust or other entity, state the name of individual(s) making the investment decision on behalf of the entity:

            ____________________________________________________________________

            ____________________________________________________________________

2.    (a)   Purchaser's Address:

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

3.    Telephone/Number: (___)___________________________________________________

4.    Taxpayer Identification Number of Purchaser: _____________________________

5.    Date of organization or incorporation: ___________________________________

B. THE FOLLOWING INFORMATION IS TO BE PROVIDED SO THAT THE COMPANY CAN DETERMINE IF THE PURCHASER IS AN ACCREDITED INVESTOR.

      Please indicate, by initialing, one or more of the following categories which are applicable to you. If no category is applicable, please initial
      Item 18.

      Under Regulation D, an "accredited investor" is defined as any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

1.    _______     A bank as defined in Section 3(a) (2) of the Act


           Schedule III to Series A Preferred Stock Purchase Agreement and Second Amendment to Stockholders Agreement

                                      III-2
                  whether acting in its individual or fiduciary capacity.

2.    _______     A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity.

3.    _______     A broker or dealer registered pursuant to Section 15 of the
                  Securities Exchange Act of 1934.

4.    _______     An insurance company as defined in Section 2(13) of the Act.

5.    _______     An investment company registered under the Investment Company
                  Act of 1940.

6.    _______     A business development company as defined in Section 2(a)(48)
                  of the Investment Company Act of 1940 [a closed-end company, operated for the purpose of investing in securities described in Section 55(a)(l)-(3) of such Act and makes available
                  "significant managerial assistance" with respect to the issuers of such securities and has elected to be regulated pursuant to Sections 55-65 of such Act as a business development company].

7.    _______     A Small Business Investment Company licensed by the U.S. Small
                  Business Administration under Section 301(c) or (d) of the
                  Small Business Investment Act of 1958.

8.    _______     A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

9.    _______     An employee benefit plan within the meaning of the Employee
                  Retirement Income Security Act of 1974 ("ERISA"), (a) if the investment decision is made by a plan fiduciary, as defined in
                  Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or (b) if the employee benefit plan has total assets in excess


           Schedule III to Series A Preferred Stock Purchase Agreement and Second Amendment to Stockholders Agreement

                                      III-3
                  of $5,000,000, or (c) if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

10.   _______     A private business development company as defined in Section
                  202(a)(22) of the Investment Advisers Act of 1940 [a company which is a business development company but which need not be closed-end and need not elect to be subject to regulation under Sections 55-65 of the Investment Company Act of 1940].

11.   _______     An organization described in Section 501(c)(3) of the Internal
                  Revenue Code, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered.

12.   _______     A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

13.   _______     A director or executive officer of the Company. (An "executive officer" means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company.)

14.   _______     A natural person whose individual net worth, or joint net
                  worth with that person's spouse, at the time of his purchase exceeds $1,000,000.

                  [For purposes of calculating net worth, any assets may be considered including the fair market value of one's principal residence and automobiles. The principal residence owned by an individual should be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property, or (B) the appraised value of the property as determined upon a recent written appraisal used by an institutional lender making a loan secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.]


           Schedule III to Series A Preferred Stock Purchase Agreement and Second Amendment to Stockholders Agreement

                                      III-4

15.   _______     A natural person who had an individual income (not including income of spouse) in excess of $200,000 in each of the two most recent years (1988 and 1989) or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year (1990).

                  ["Income" may include amounts normally excluded from "adjusted gross income" such as any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income. However, "income" is not necessarily synonymous with "revenue"; for example, a self-employed person should deduct operating expenses to give an accurate indication of income.]

16.   _______     A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person is described in Rule 506(b)(2)(ii) under the Act.

17.   _______     An entity in which all of the equity owners meet the
                  requirements of Items B1, B2, B3, B4, B5, B6, B7, B8, B9, B10,
                  B11, B12, B13 or B14 and/or B15 immediately above. (If this item is checked, complete the "Accredited Investor
                  Certificate" below.)

18.   _______     Check here if none of the above are applicable.


           Schedule III to Series A Preferred Stock Purchase Agreement and Second Amendment to Stockholders Agreement

                                      III-5

C. THE FOLLOWING INFORMATION IS TO BE PROVIDED BY PURCHASERS WHO ARE INDIVIDUALS, OR BY THE PERSON MAKING THE INVESTMENT DECISION ON BEHALF OF CORPORATIONS, PARTNERSHIPS, TRUSTS, OR OTHER ENTITIES.

1. Are you aware of the fact that you have the opportunity to question a representative of the Company about this investment, the Company, the Company's properties, the Company's operations and the Company's methods of doing business?

                                                  ________  ________
                                                    Yes        No

2. (a) Do you understand the merits and risks associated with investments in closely-held companies?

                                                  ________  ________
                                                    Yes        No

      (b) Do you understand the merits and risks associated with an investment in the Company?

                                                  ________  ________
                                                    Yes        No

3. Do you understand that there is no guarantee of any financial return on this investment and that you run the risk of losing your entire investment?

                                                  ________  ________
                                                    Yes        No

4.    Do you understand that this investment is illiquid?

                                                  ________  ________
                                                    Yes        No

5. Do you understand that you may purchase an interest in the Company for investment only, and not with a view to the sale or other distribution thereof?

                                                  ________  ________
                                                    Yes        No


           Schedule III to Series A Preferred Stock Purchase Agreement and Second Amendment to Stockholders Agreement

                                      III-6

                                    SIGNATURE

      The undersigned hereby represents to the Company that (a) the information contained herein is complete and accurate and may be relied upon by the Company,
(b) the Company will be notified by the undersigned of any material adverse change in any of the information contained herein occurring prior to the purchase of the Series A Shares, (c) the undersigned has received or had access to all material information enabling the undersigned to make an informed investment decision and that all information requested has been furnished to the undersigned.


                 _______________________________________________
                        Name of Purchaser (please print)


By: _______________________


Title: ____________________


Executed at ___________________________________________, _______________________

on this _____ day of ____________, 19___.


           Schedule III to Series A Preferred Stock Purchase Agreement and Second Amendment to Stockholders Agreement

                                      III-7

                                    EXHIBIT A

                                       TO

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                 AND SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT
                             dated ___________, 1990



                              Articles of Amendment


            Exhibit A to Series A Preferred Stock Purchase Agreement
                 and Second Amendment to Stockholders Agreement

                                       A-l

                                                              PGFM DRAFT 9/28/90
                                    EXHIBIT A
                                       TO
                        SERIES A STOCK PURCHASE AGREEMENT
                 AND SECOND AMENDMENT TO STOCKHOLDERS AGREEMENT

                                     FORM OF
                              ARTICLES OF AMENDMENT
                                       OF
                              SATELLINK PAGING INC.

      1. The name of the corporation is Satellink Paging Inc.

      2. The date of incorporation was June 2, 1988.

      3. Effective upon the filing hereof with the Secretary of State of Georgia, the Articles of Incorporation of Satellink Paging Inc. shall be amended by deleting Article V thereof in its entirety and in lieu thereof inserting the following:

                                       V

      A. Authorized Capitalization. The total number of shares of capital stock that the corporation shall be authorized to issue is One Hundred Thousand (100,000) divided into three classes as follows:
            (a) Fifty Thousand (50,000) shares of Class A common stock, $.01 par value ("Class A Common Stock"), (b) Twenty Thousand (20,000) shares of Class B common stock, $.0l par value ("Class B Common Stock"), and (c) Thirty Thousand (30,000) shares of preferred stock, $.01 par value ("Preferred Stock").

      B. Common Stock. The shares of Class A Common Stock shall have unlimited voting rights. The holders of shares of Class A Common Stock shall be entitled to one vote per share in all proceedings in which action may be or is required to be taken by the shareholders of the corporation. The shares of Class A Common Stock and the Class B Common Stock (together, "Common Stock") shall be identical in all respects and for all purposes except that the holders of shares of Class B Common Stock shall not be entitled to vote except with respect to those matters as to which the Georgia Business Corporation Code expressly


                                    Exhibit A
            confers voting rights upon non-voting shares. Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock as, if, and when declared by the Board of Directors of the corporation, subject to any dividend preferences of the Preferred Stock then outstanding, and share ratably in all assets of the corporation in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation or upon any distribution of the assets of the corporation, subject to any liquidation preferences of the Preferred Stock then outstanding.

      C. Preferred Stock. Subject to the provisions of the Articles of Incorporation and to the provisions of the Georgia Business Corporation Code, as it exists now or as hereafter may be amended, the Board of Directors of the corporation may determine the preferences, limitations, and relative rights of any series of Preferred Stock and may designate the number of shares within that series prior to the issuance of any shares of that series.

      D. Series A Convertible Preferred Stock. The authorized shares of Preferred Stock of the corporation shall include a series designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock") which shall consist of Seven Thousand Five Hundred (7,500) shares. The rights, preferences, privileges, and restrictions granted to and imposed upon the Series A Preferred Stock are:

            (1) Voting. The holders of shares of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the corporation, voting together with the holders of Class A Common Stock as one class. Each share of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Class A Common Stock into which such share of Series A Preferred Stock could be converted on the record date for determining the shareholders entitled to vote, rounded to the nearest hundredth of a vote; it being understood that whenever the Conversion Price (as hereinafter defined) is adjusted as provided in paragraph (5) of this Article V.D., the voting rights of the Series A Preferred Stock shall also be similarly adjusted.


                                    Exhibit A

                  Except as required by law or set forth in this paragraph (1) of this Article V.D., the shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required for the taking of any corporate action.

            (2) Dividends. The holders of shares of Series A Preferred Stock shall be entitled to receive out of funds legally available therefor and before any cash, stock, or other dividend is declared or paid with respect to any class or series of Common Stock or any other class or series of capital stock of the Company, whether now existing or hereafter issued, when, as, and if declared by the Board of Directors, dividends at the rate per annum of $12.00 per share payable annually on November 15 (or, if such date is not a business day, on the business day immediately following such date) commencing on November 15, 1991, to holders of record on the 10th business day preceding the dividend payment date. Commencing on the date of original issuance of the shares of Series A Preferred Stock (the "Original Issue Date"), dividends shall accrue from day to day, whether or not earned or declared, and shall be cumulative; provided, however, that except as provided in paragraphs (3) and (11) of this Article V.D., the corporation shall be under no obligation to pay dividends unless and until declared by the Board of Directors. Dividends accrued on shares of Series A Preferred Stock for any period less than a full annual period between dividend payment dates (or, in the case of the first dividend payment, from the Original Issue Date through the first dividend payment date) shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid dividends shall accumulate as of the dividend payment date on which they first become payable, but no interest shall accrue or be payable on accumulated but unpaid dividends. Any partial payment of then accrued dividends on shares of Series A Preferred Stock shall be made pro rata.

            (3) Liquidation. Upon any liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the holders of shares of Series A


                                    Exhibit A

                  Preferred Stock shall be entitled to receive, out of the assets or funds of the corporation which remain after satisfaction in full of all valid claims of creditors and which are available for distribution to shareholders, and prior to and in preference of any distribution or payment of any such assets or funds of the corporation to the holders of shares of Common Stock or of any class or series of capital stock of the corporation, whether now existing or hereafter created, a liquidation payment in an amount per share equal to $100.00, plus an amount equal to all dividends accrued but unpaid thereon (whether or not declared) to the date payment thereof is made available to holders of shares of Series A Preferred Stock, plus a cumulative liquidation premium at the rate of $38.00 per share per annum accruing from the Original Issue Date to the date payment is made available to holders of shares of Series A Preferred Stock, computed on the basis of a 360-day year of 30-day months; provided, however, that if the liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, occurs following the fifth anniversary of the Original Issue Date, the liquidation premium shall be $190.00 per share. The amount payable with respect to a share of Series A Preferred Stock pursuant to this paragraph (3) of this Article V.D. upon the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, is hereinafter referred to as the "Liquidation Payment". If upon the liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, the assets or funds which remain after satisfaction in full of all valid claims of creditors and which are available for distribution to the holders of shares of Series A Preferred Stock shall be insufficient to permit payment to the holders of shares of Series A Preferred Stock of the full amounts of their Liquidation Payments, then the assets or funds of the corporation available for such distribution shall be distributed pro rata among the holders of shares of Series A Preferred Stock then outstanding based on the number of shares of Series A Preferred Stock held by each. After the holders of Series A Preferred Stock have been paid in full their Liquidation Payments, the remaining assets or funds of the corporation, if any, may be


                                    Exhibit A
                  distributed to the holders of stock ranking on liquidation junior to the Series A Preferred Stock. Written notice of the liquidation, dissolution, or winding up of the corporation, whether voluntary or involuntary, stating a payment date, the amount of the Liquidation Payment per share, and the place where Liquidation Payments shall be payable, shall be given by mail, postage prepaid not less than twenty (20) days prior to the payment date stated therein, to the holders of record of shares of Series A Preferred Stock, such notice to be addressed to each such holder at his or its address as shown by the records of the corporation. A consolidation or merger of the corporation into or with any other entity or entities or a sale, lease, exchange, or transfer by the corporation of all or any part of its assets which shall not in fact result in the liquidation (in whole or in part) of the corporation, and the distribution of its assets to its shareholders, shall be deemed to be a liquidation, dissolution, or winding up of the corporation within the meaning of the provisions of this paragraph (3) of this Article V.D.

            (4) Conversion. The holders of shares of Series A Preferred Stock shall have the following conversion rights:

                  (a) Right to Convert. Subject to the terms and conditions of this paragraph (4) of this Article V.D., each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into fully paid and nonassessable shares of Class A Common Stock initially at a conversion price equal to $100.00 per share of Class A Common Stock, with each share of Series A Preferred Stock being valued at $100.00 for such purpose, which conversion price shall be adjusted as hereinafter provided in this Article V.D. (such conversion price, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to one (1) share of Class A Common Stock for each share of Series A Preferred Stock so converted, subject to adjustment as the Conversion Price


                                    Exhibit A
                        is adjusted as hereinafter provided in this Article
                        V.D.).

                  (b) Mechanics of Conversion. The conversion rights of holders of shares of Series A Preferred Stock shall be exercised by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock into Class A Common Stock to the corporation at its principal office (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holders of shares of Series A Preferred Stock). Before any holder of shares of Series A Preferred Stock shall be entitled to convert the same into shares of Class A Common Stock and to receive certificates therefor, the holder shall surrender the certificate or certificates representing the shares of Series A Preferred Stock to be converted, duly endorsed, at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holders of Series A Preferred Stock) (or shall notify the corporation that such certificate has been lost, stolen or destroyed and shall execute an agreement satisfactory to the corporation to indemnify the corporation for any loss it may incur in connection with such lost, stolen or destroyed certificate), and shall give written notice to the corporation at such office specifying the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued if different from the name of such holder shown on the books and records of the corporation. No fractional shares of Class A Common Stock shall be issued upon conversion of shares of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the corporation may, in its sole discretion, elect to pay a cash amount equal to such fraction multiplied by the then effective Conversion Price. The corporation shall, as soon as practicable after delivery of such certificate or certificates, or such agreement and indemnification in the case of


                                    Exhibit A
                        lost, stolen or destroyed certificate or certificates, issue and deliver to such holder of shares of Series A Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid, and, if the corporation elects not to issue fractional shares, a check payable to the holder in the amount of any cash amounts payable in lieu of a fractional share of Class A Common Stock resulting from the conversion. Such conversion shall be deemed to have been made immediately prior to the close of business (the "Conversion Date") on the date of surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the certificate or certificates for the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. The corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a dividend payment date if the dividend record date for such dividend is subsequent to the Conversion Date.

            (5) Adjustment of Conversion Price. If and whenever the corporation shall issue or sell, or is, in accordance with the applicable provisions of this paragraph (5) of this Article V.D., deemed to have issued or sold, any shares of Common Stock for consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale, then, forthwith upon such issuance or sale, the Conversion Price of the shares of Series A Preferred Stock shall be reduced to a price equal to the price per share at which the corporation issued or sold or is deemed to have issued or sold, such shares of Common Stock. Notwithstanding anything contained herein to the contrary, no adjustment of the Conversion Price shall be made as a result of the issuance of:
                  (i) any shares issued pursuant to any other stock option or other plan duly adopted by the Board of Directors of the corporation, provided that this


                                    Exhibit A
                  exception shall not apply to issuances made pursuant to such plans which exceed ten (10%) percent of the Common Stock of the corporation then outstanding on a fully diluted basis, counting as outstanding all shares of Common Stock issuable upon exercise or conversion of all outstanding options, warrants, and convertible securities; and (ii) any shares of Common Stock issued pursuant to the conversion of any shares of Class A Preferred Stock.

                  (a) Issuance of Rights or Options. In case at any time the corporation shall grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or purchase, or grant any options for the purchase of, Common Stock or any security convertible into or exchangeable for Common Stock (such warrants, rights, options are hereinafter the "Options" and such convertible or: exchangeable stock or securities are hereinafter "Convertible Securities") whether or not the Options or the right to convert or exchange the Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of


                                    Exhibit A
                        shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding, except as otherwise provided in paragraph (5)(c) of this Article V.D., no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (b) Issuance of Convertible Securities. In case the corporation shall issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities (other than Convertible Securities issued upon the exercise of Options referred to in paragraph
                        (5)(a) of this Article V.D.), whether or not the rights to exchange or convert the Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the corporation as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issuance or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, and, except as otherwise provided in paragraph (5) (c) of


                                    Exhibit A
                        this Article V.D., no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (c) Change in Option Price or Conversion Rate. Upon the occurrence of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph (5)(a) of this Article V.D., the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraphs (5)(a) or (5)(b) of this
                        Article V.D., or the rate at which Convertible Securities referred to in paragraphs (5)(a) or (5)(b) of this Article V.D. are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, or conversion rate, as the case may be, at the time initially granted, issued, or sold, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible securities referred to in paragraphs (5)(a), (5)(b) or
                        (5)(c) of this Article V.D., the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                  (d) Stock Dividends. In case the corporation shall declare a dividend or make any other


                                    Exhibit A
                        distribution upon or with respect to any security of the corporation which dividend or distribution is payable in Common Stock (except for dividends or distributions upon the Common Stock), Options, or Convertible Securities, any Common Stock, Options, or Convertible Securities issuable in payment of such dividend or distribution shall be deemed to have been issued or sold for consideration equal to the fair value of such Common Stock, Options, or Convertible Securities as determined in good faith by the Board of Directors of the corporation and the Conversion Price of the outstanding Series A Preferred Stock shall be adjusted, if appropriate, pursuant to the applicable provisions of this paragraph (5) of this Article V.D.

                  (e) Consideration for Stock. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock, Options, or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the corporation.


                                    Exhibit A

                  (f) Record Date. In case the corporation shall take a record of the holder or holders of a class of securities for the purpose of determining the holders thereof who are entitled (i) to receive a dividend or other distribution payable in Common Stock, Options, or Convertible Securities, (ii) to subscribe for or otherwise acquire any shares of stock of any class or any other securities or property, or (iii) to receive any other distribution, payment, or right, the corporation shall mail to each holder of shares of Series A Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, payment or right, and a description of the amount and character of such dividend, distribution, payment, or right.

                  (g) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the corporation shall be considered an issue or sale of Common Stock for the purpose of this paragraph (5) of this Article V.D.

                  (h) Subdivision or Combination of Common Stock. In case the corporation shall at any time subdivide (by any stock split, stock dividend, recapitalization, or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionally reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares (by a reverse stock split, recapitalization, or otherwise), the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (i) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the corporation (other than any reorganization or reclassification effected in a transaction that is deemed a


                                    Exhibit A
                        liquidation, dissolution, or winding up of the corporation pursuant to paragraph (3) of this Article V.D.) shall be effected, and, as a result thereof, holders of shares of Class A Common Stock shall be entitled to receive securities or assets with respect to or in exchange for shares of Class A Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of shares of Series A Preferred Stock shall have the right to receive, upon conversion of the shares of Series A Preferred Stock held by such holder, in lieu of the shares of Class A Common Stock immediately theretofore issuable upon the conversion of shares of Series A Preferred Stock, the number and kind of securities or the amount and kind of assets to which a holder of a number of shares of Class A Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization or reclassification, and in any such case, appropriate provisions shall be made with respect to the rights and interests of holders of Series A Preferred Stock such that the provisions of this
                        Article V.D. (including, without limitation, provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as possible, with respect to any securities or assets thereafter deliverable upon the exercise of the conversion rights of the shares of Series A Preferred Stock.

                  (j) Notice of Adjustment. Upon any adjustment of the Conversion Price the corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.


                                    Exhibit A

            (6)   Other Notices. In case at any time:

                  (a) the corporation shall declare any dividend upon its Common Stock or any class thereof payable in cash or stock or make any other distribution to the holders of its Common Stock or any class thereof;

                  (b) the corporation shall offer for subscription pro rata to the holders of its Common Stock or any class thereof any additional shares of stock of any class or the rights;

                  (c) there shall be any capital reorganization or reclassification of the capital stock of the corporation, or a consolidation or merger of the corporation with or into, or a sale of all or substantially all its assets to, another entity or entities;

                  (d) there shall be voluntary or involuntary dissolution, liquidation, or winding up of the corporation; or

                  (e) the corporation shall be in default under any of its material contracts, agreements, commitments or instruments;

                  then, in any one or more of said cases, the corporation shall give, by first class mail, postage prepaid, addressed to each holder of shares of Series A Preferred Stock at the address of such holder as shown on the books of the corporation, (i) at least twenty (20) days prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least twenty (20) days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance


                                    Exhibit A
                  with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be.

            (7) Stock to Be Reserved. The corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock as herein provided, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all the then outstanding Series A Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

            (8) No Reissuance of Converted, Redeemed or Repurchased Series A Preferred Stock. Any shares of Series A Preferred Stock which are converted into shares of Class A Common Stock as provided in this Article V.D., and any shares of Series A Preferred Stock redeemed pursuant to paragraph (11) of this Article V.D. or otherwise acquired by the corporation in any manner whatsoever, shall be cancelled and shall not under any circumstances be reissued, and the corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock.

            (9) Issue Tax. The issuance of certificates for shares of Class A Common Stock upon conversion of shares of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the


                                    Exhibit A
                  holder of shares of Series A Preferred Stock which is being converted.

            (10) Closing of Books. The corporation will at no time close its transfer books against the transfer of any shares of Series A Preferred Stock or of any shares of Class A Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such shares of Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws or by agreement among the holders of the shares of Series A Preferred Stock.

            (11) Right of Corporation to Call Shares. The corporation shall have the right to call for redemption all or any part of the outstanding shares of Series A Preferred Stock, at any time or from time to time following the third anniversary of the Original Issue Date, at a price per share equal to the Liquidation Payment that would be payable thereon if the corporation were liquidated, dissolved, or wound up on the date fixed for redemption. The amount payable with respect to each share of Series A Preferred Stock is hereinafter referred to as the "Call Price". Written notice of the corporation's election to purchase all or part of the then outstanding shares of Series A Preferred Stock stating a payment date, the amount of the Call Price, and the place where the Call Price shall be payable, shall be given by mail, postage prepaid, not less than thirty (30) but not more than sixty (60) days prior to the payment date stated therein, to the holders of record of all shares of Series A Preferred Stock called for redemption, such notice to be addressed to each such holder at its address as shown by the records of the corporation. Each holder of shares of Series A Preferred Stock shall be entitled to convert the shares of Series A Preferred Stock held by such holder pursuant to paragraph (4) of this Article V.D. at any time prior to the payment date set forth in the written notice.

      All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                    Exhibit A

      4. This amendment was adopted by the Board of Directors of the corporation on _______, 1990 and approved by the shareholders of the corporation on _______, 1990.

      5. This amendment was duly approved by the shareholders of the corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

      IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed by its duly authorized officer this day of _____________, 1990.

                                             SATELLINK PAGING INC.


                                             By:  _____________________
                                                  Marc A. Comeaux,
                                                  President


                                    Exhibit A

                                                                         JT 1334

                              COPYRIGHT, 1930 BY
                            DWIGHT & M. H. JACKSON
                                    CHICAGO
                                PATENT PENDING

                  INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    GEORGIA
                                    -------

[NUMBER]                                                                [SHARES]

                             SATELLINK PAGING INC.
                     Series A Convertible Preferred Stock

           AUTHORIZED CAPITAL  100,000     SHARES  $.01    PAR VALUE
         AUTHORIZED SERIES A CONVERTIBLE PREFERRED STOCK 7,500 SHARES
                                                         -----

THIS CERTIFIES THAT                                             is the owner of
                    -------------------------------------------
                                                   full paid and non-assessable
--------------------------------------------------
SHARES OF THE CAPITAL STOCK OF
                              --------------------------------------------------
transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,
this                    day             of              A.D. 19
     ------------------                   -------------         -----

-------------------------                 ---------------------------
             SECRETARY                                   PRESIDENT

No. S4          DWIGHT & M. H. JACKSON          CORPORATION SUPPLY CO

                          MINUTES OF A SPECIAL MEETING
                          OF THE BOARD OF DIRECTORS OF
                 SATELLINK PAGING INC. HELD ON OCTOBER 23, 1990


      A special meeting of the Board of Directors of Satellink Paging Inc. (the "Corporation") was held at the offices of the Corporation in Atlanta, Georgia on October 23, 1990, commencing at approximately 6:30 p.m. Participating in the meeting were Marc A. Comeaux and Jerry W. Mayfield (both present in person), and James O. Carpenter, Robert D. Gage III and E. Paul Breaux (all participating by telephone conference, by means of which all persons participating in the telephone conference could hear each other). Gordon Kaiser was absent from the meeting.

      Also present by invitation of the Board of Directors were Frank B. Strickland, Esq. of Wilson, Strickland & Benson, P.C., counsel to Cue Paging Corporation, and Sidney J. Nurkin, Esq. and Gabriel Dumitrescu, Esq. of Powell, Goldstein, Frazer & Murphy, counsel to the Corporation. Mr. Comeaux acted as Chairman of the meeting and Mr. Mayfield acted as Secretary of the meeting.

      Mr. Comeaux opened the meeting by stating that the only item on the agenda for the meeting was the discussion of a proposed issuance of convertible preferred stock and approval of the agreements and corporate documents that are necessary to effect this issuance. Mr. Comeaux noted that a package of material relating to this transaction, containing, among other things, drafts dated September 28, 1990 of (i) resolutions of the Board of Directors authorizing the convertible preferred stock, (ii) purchase agreement to be entered into between the Corporation and the prospective investors, and (iii) articles of amendment to the Articles of Incorporation of the Corporation, containing the proposed terms of the convertible preferred stock, had been mailed to all the directors the previous week.

      Mr. Comeaux then reviewed for the Board of Directors the principal features of the proposed transaction. He stated that the Corporation is proposing to issue up to 7,500 shares of convertible preferred stock at an issue price of $100 per share in cash. The Corporation's existing shareholders would be given the first opportunity to offer to subscribe for the convertible preferred stock until November 4, 1990. If all the 7,500 shares are not subscribed for by existing shareholders on or before November 4, 1990, then up to 2,000 shares may be issued to outside investors.

      Mr. Comeaux then stated that the Company proposes to ask the potential investors to subscribe for shares by executing purchase agreements with the Corporation on or prior to November 21, 1990 and that if on such date the shares of convertible preferred stock are oversubscribed the number of shares to be issued to each investor will be reduced pro rata.

      At the invitation of the Chairman, Mr. Nurkin then reviewed with the Board of Directors the draft resolutions that had been mailed to the members of the Board of Directors. During the discussion that ensued, a number of corrections to the resolutions circulated to the Board of Directors have been suggested and duly noted.

      After further discussion, and upon motion duly made by Mr. Mayfield and seconded by Mr. Breaux, the following resolutions were unanimously (with one director absent) adopted by the Board of Directors:

      RESOLVED, that the resolutions attached as Annex I hereto (which are the resolutions circulated to the members of the Board of Directors prior to this meeting with the changes and corrections suggested at this meeting) be, and they hereby are, approved and adopted in all respects;

      RESOLVED, that the Corporation be, and it hereby is, authorized and directed to offer and sell up to 7,500 newly-issued shares of Series A Convertible Preferred Stock ("Series A Shares") on the following general terms and conditions:

      1. The Series A Shares will be issued for a consideration of $100 per share in cash, payable upon the issuance thereof;

      2. The Series A Shares will be offered first to the Corporation's existing shareholders until November 4, 1990;

      3. If any of the offered Series A Shares are not subscribed for by existing stockholders on or prior to November 4, 1990, up to 2,000 of such shares may be offered to outside potential investors; and

      4. If on November 21, 1990 the Series A Shares are oversubscribed, the number of shares to be sold to each individual investor will be reduced pro rata based on the number of shares originally subscribed for.

      There being no further business to come before the meeting, upon motion duly made by Mr. Mayfield and seconded by Mr. Breaux, the meeting was adjourned.


                                             /s/ Jerry W. Mayfield
                                             ----------------------------------
                                             Jerry W. Mayfield, Secretary
                                               of the Meeting

                                     ANNEX I

                RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
                   SATELLINK PAGING INC. AT A SPECIAL MEETING
                            HELD ON OCTOBER 23, 1990


      WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interest of the Corporation and its shareholders to amend the Articles of Incorporation of the Corporation to (i) increase the number of shares of authorized capital stock of the Corporation from 70,000 to 100,000 shares, (ii) create a class of capital stock to be designated "preferred stock, $.01 par value" of the Corporation ("Preferred Stock"), (iii) create a series of convertible Preferred Stock to be issued and sold in a private placement pursuant to individual stock purchase agreements with various purchasers, and
(iv) authorize the Board of Directors of the Corporation to determine, with respect to unissued and undesignated shares of Preferred Stock the preferences, limitations, and relative rights of any series of Preferred Stock and to designate the number of shares within that series prior to the issuance of any shares of that series;

      NOW THEREFORE, BE IT HEREBY RESOLVED, that the proposed amendment (the "Amendment") to the Articles of Incorporation of the Corporation set forth in the form of the Articles of Amendment (the "Articles of Amendment") attached as Exhibit A to the Stock Purchase Agreement (as defined below) be, and it hereby is, approved and adopted; and the Amendment be, and it hereby is, recommended to the shareholders of the Corporation for approval;

      RESOLVED, that upon the approval of the Amendment by the shareholders of the Company, the appropriate officers of the Corporation are authorized and directed to execute the Articles of the Amendment and file, or cause to be filed, executed Articles of Amendment with the Secretary of State of Georgia and to do any all other such acts and take all such other actions as may be necessary or appropriate to cause the Articles of Amendment to become affective;

      RESOLVED, that the Corporation is hereby authorized to offer and sell up to 7,500 authorized but unissued shares of Preferred Stock designated as "Series A Convertible Preferred Stock" (the "Series A Shares"), at the price per share of not less than $100.00; and that the Board of Directors has specifically determined that the per share price for the Series A Shares constitutes adequate consideration for the issuances of such shares;

      RESOLVED, that the Series A Preferred Stock Purchase Agreement and Second Amendment to the Stockholders Agreement (the "Stockholders Agreement"), proposed to be entered by and among the Corporation, the several purchasers named on the signature pages thereof (the "Purchasers"), and certain other security holders of the

Corporation also named on the signature pages and thereof be, and it hereby is, approved and adopted substantially in the form presented to the Board of Directors and attached as Attachment A hereto;

      RESOLVED, that the Corporation reserve and keep available out of its authorized Class A common stock $.01 par value ("Class A Common Stock"), solely for the purpose of issuance pursuant to the terms of the Series A Shares, such number of shares of Class A Common Stock as shall from time to time be issuable pursuant to the terms of the Series A Shares upon conversion thereof (the "Conversion Shares");

      RESOLVED, that the form of stock certificate attached as Attachment B hereto be, and it hereby is, adopted as and for the stock certificate for the Series A Shares;

      RESOLVED, that the President or any Vice President of the Corporation are authorized to determine the states, if any, in which appropriate action shall be taken to qualify or register for sale all or such part of the Series A Shares of the Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they deem necessary or advisable in order to comply with applicable laws of any such states; and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority to do so, such papers or documents being hereby approved and ratified by the Corporation;

      RESOLVED, that in connection with the foregoing, the Board of Directors hereby adopts and makes a part of these resolutions, as if fully recited herein, any prescribed forms of resolutions or consents as may be required or specified by any of said states;

      RESOLVED, that the foregoing approvals of each of the Amendment, the Stock Purchase Agreement, the issuance and sale of the Series A Shares and the Conversion Shares and the authorization of the Corporation to enter into and perform the Stock Purchase Agreement and each transaction contemplated thereby shall extend to and include all changes to the form of such agreements attached hereto as shall be approved by the President or any Vice President of the Corporation and deemed by such officer or officers to be in the best interest of the Corporation;

      RESOLVED, that the President or any Vice President of the Corporation are each authorized and directed to execute and deliver the Stock Purchase Agreement in substantially in the form attached as Attachment A hereto, together with such changes as the President or any Vice President of the Corporation shall approve and deem to be in the best interests of the Corporation, with the authority of the President or any Vice President to make such changes and modifications being conclusively evidenced by the signature of such officer to said agreements in the form thereof finally so executed and delivered by the Corporation;

      RESOLVED, that the Secretary and any Assistant Secretary of the Corporation are each authorized to attest the signature of the President or any Vice President of the Corporation under the documents referred to in the preceding resolutions, and to affix the corporate seal thereto and to attest the same (provided that no attestation or seal shall be required to make such documents effective, valid, binding, and enforceable);

      RESOLVED, that each of the officers of the Corporation is authorized and directed to proceed with the sale, issuance, and delivery of the Series A Shares and to do any and all such further acts and things as may be necessary on the part of the Corporation to consummate the transactions provided for in the Stock Purchase Agreement and to otherwise carry out the spirit and purpose of these resolutions, and to resolve, in their discretion, all questions of method, form, and detail and to execute, acknowledge, and deliver in the name and on behalf of the Corporation such other agreements, papers, instruments, and documents as are required by the Stock Purchase Agreement or as such officers deem necessary or advisable in order to carry out the transactions described in the Stock Purchase Agreement.